UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2022
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Arvinas, Inc. (the “Company”) held on June 16, 2022 (the “2022 Annual Meeting”), the Company’s shareholders voted on the following proposals:
1. The following nominees were elected to the Company’s Board of Directors (the “Board”) as Class I directors for terms expiring at the 2025 annual meeting of shareholders.

	For	Withheld	Broker Non-Votes
Linda Bain	25,589,092	19,709,365	3,673,046
John Houston, Ph.D.	34,800,542	10,497,915	3,673,046
Laurie Smaldone Alsup, M.D.	35,219,227	10,079,230	3,673,046

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	28,277,835
Against:	17,011,921
Abstain:	8,701
Broker Non-Votes:	3,673,046

3. The appointment of Deloitte and Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022 was ratified.

For:	48,886,524
Against:	80,093
Abstain:	4,886

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: June 21, 2022	By:	/s/ Sean Cassidy
Sean Cassidy Chief Financial Officer